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                  [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                                                                    EXHIBIT 8.3

                               July 6, 1998

Paradigm Technology, Inc.
694 Tasman Drive
Milpitas, CA 95035

Ladies and Gentlemen:

  This opinion is being delivered to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") through which Paradigm Technology, Inc. ("Paradigm"), a Delaware corporation, is, among other things, soliciting the approval of its stockholders of a proposed 15-for-one reverse stock split (the "Reverse Stock Split") of its common stock, par value $0.01 (the "Paradigm Common Stock"). If so approved, the Reverse Stock Split, which is described in more detail under the caption "The Reverse Stock Split Proposal" in the Registration Statement, will result in every 15 shares of Paradigm Common Stock being converted into one share of Paradigm Common Stock with any fractional share interest being rounded up to the nearest whole share. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

  Assuming that the Reverse Stock Split is carried out in accordance with its description in the Registration Statement under the caption "The Reverse Stock Split Proposal," we are of the opinion that the Reverse Stock Split will constitute a reorganization within the meaning of Internal Revenue Code section 368(a)(1) and that, accordingly, for federal income tax purposes:

    (i) neither Paradigm nor the holders of Paradigm Common Stock will recognize any gain or loss upon the exchange of Paradigm Common Stock for a reduced number of shares of Paradigm Common Stock;

    (ii) holders of Paradigm Preferred Stock will recognize no income, gain or loss as a result of the changes to the conversion ratios for such stock incident to the Reverse Stock Split;

    (iii) the aggregate tax basis for computing gain or loss of Paradigm Common Stock to be issued as a result of the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the Paradigm Common Stock surrendered in exchange therefor; and

    (iv) the holding period of Paradigm Common stock to be issued as a result of the Reverse Stock Split will include the holding period of the Paradigm Common Stock surrendered in exchange therefor, provided the shares of Paradigm Common Stock are capital assets in the hands of the holder thereof on the Split Effective Date.

  In addition, in our opinion the discussion under the caption "The Reverse Stock Split Proposal--Material Federal Income Tax Consequences" in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

  The opinions expressed herein are based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters, court decisions, legislative changes, or changes in the facts, assumptions or other information upon which our opinions are based may have an adverse effect on the legal or tax consequences described herein, and we do not accept any responsibility for updating or revising our opinions in consequence of any such new development or changes.
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Paradigm Technology, Inc.

July 6, 1998
Page 2

No opinion is expressed about the federal tax treatment of the proposed Reverse Stock Split under other provisions of the Internal Revenue Code, about the federal income tax treatment of any conditions existing at the time of, or effects resulting from, the proposed Reverse Stock Split that are not specifically covered by the above opinions, nor about tax effects of the proposed Reverse Stock Split other than the federal income tax treatment thereof. In particular, but not by way of limitation, we express no opinion regarding the tax consequences of the proposed Reverse Stock Split (including the opinions set forth above) that may be applicable to a particular stockholder or securityholder of Paradigm in light of personal circumstances or to certain types of stockholders or securityholders subject to special treatment under the federal income tax laws such as life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons and stockholders who acquired their Paradigm shares pursuant to the exercise of options or otherwise as compensation or who hold their Paradigm shares as part of a straddle or risk reduction transaction.

  This opinion is intended solely for the purpose of including this opinion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose by any person or entity, other than Paradigm and the Paradigm stockholders, and may not be made available to any other person or entity without our written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "The Reverse Stock Split Proposal--Material Federal Income Tax Consequences" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP